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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated May 14, 1997, included in the Annual Report on Form 10-K/A of Newpark Resources, Inc. for the year ended December 31, 1996, and to the use of our report dated May 14, 1997, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP
New Orleans, Louisiana

January 27, 1998